UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[ ]   Preliminary Proxy Statement
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[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
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[x]   Definitive Proxy Statement
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[ ]   Definitive Additional Materials
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[ ]   Soliciting Material Pursuant to Section 240.14a-12
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                                  GENCORP INC.
                (Name of Registrant as Specified In Its Charter)

                               PIRATE CAPITAL LLC
                               JOLLY ROGER FUND LP
                          JOLLY ROGER OFFSHORE FUND LTD
                   JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD
                              MINT MASTER FUND LTD.
                              THOMAS R. HUDSON JR.
                                 DAVID A. LORBER
                                 TODD R. SNYDER
                                 ROBERT C. WOODS

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

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


                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                  GENCORP INC.
                               -------------------

                                 PROXY STATEMENT
                                       OF
                               PIRATE CAPITAL LLC
                               JOLLY ROGER FUND LP
                          JOLLY ROGER OFFSHORE FUND LTD
                   JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD
                              MINT MASTER FUND LTD
                              THOMAS R. HUDSON JR.
                                 DAVID A. LORBER
                                 TODD R. SNYDER
                                 ROBERT C. WOODS

To Our Fellow GenCorp Inc. Shareholders:

         This proxy statement and the enclosed GREEN proxy card are being furnished to shareholders of GenCorp Inc. ("GenCorp" or the "Company") in connection with the solicitation of proxies by Pirate Capital LLC ("Pirate Capital"), Jolly Roger Fund LP ("Jolly Roger"), Mint Master Fund Ltd., Jolly Roger Activist Portfolio Company LTD, Jolly Roger Offshore Fund LTD and Thomas
R. Hudson Jr. (collectively, "we" or "Pirate Capital Group"), to be used at the 2006 annual meeting of shareholders of GenCorp, including any adjournments or postponements thereof and any meeting held in lieu thereof (the "2006 Annual Meeting"). The 2006 Annual Meeting is scheduled to be held at 9:00 a.m. (local time) on March 31, 2006, at the Company's principal executive offices, located at Highway 50 and Aerojet Road, Rancho Cordova, California 95670. This proxy statement and the GREEN proxy card are first being furnished to shareholders on or about March 16, 2006.

         THIS SOLICITATION IS BEING MADE BY PIRATE CAPITAL GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD").

         We are soliciting your proxy for the 2006 Annual Meeting in support of the following proposals:

        1.  To elect three nominees, David A. Lorber, Todd R. Snyder and Robert
            C. Woods (together, our "Nominees"), to the Board to serve as directors;

        2. To adopt a resolution previously submitted by Jolly Roger for inclusion in the Company's proxy statement requesting that the Board take the necessary steps to declassify the Board and have all directors stand for election annually, beginning with the Company's 2007 annual meeting of shareholders; and

        3. To adopt a resolution recommended by the Board and included in the Company's proxy statement for the 2006 Annual Meeting ratifying the Board's appointment of PricewaterhouseCoopers LLP as GenCorp's independent auditors for fiscal 2006.

         If we determine that any of our Nominees is unable or otherwise unavailable to serve as a director, we reserve the right to nominate a replacement candidate for election as a director. In any such case, the GREEN proxy card will be voted for such substitute nominees.

         GenCorp has disclosed that the record date for determining shareholders entitled to notice of and to vote at the 2006 Annual Meeting is February 6, 2006 (the "Record Date"). Shareholders of record at the close of business on the Record Date will be entitled to vote at the 2006 Annual Meeting. According to GenCorp's proxy statement for the 2006 Annual Meeting, as of the Record Date there were 55,709,423 shares of common stock, $.10 par value per share (the "Shares"), outstanding and entitled to vote at the 2006 Annual Meeting. Pirate Capital Group is the beneficial owner of an aggregate of 4,674,200 Shares, which represents approximately 8.4% of the Shares outstanding. As of the Record Date, Pirate Capital Group was the beneficial owner of an aggregate of 4,489,800 Shares, which represented approximately 8.1% of the Shares outstanding. Pirate Capital Group intends to vote such Shares FOR the election of our Nominees and the other proposals described herein.

--------------------------------------------------------------------------------

         PIRATE CAPITAL GROUP URGES YOU TO VOTE YOUR GREEN PROXY CARD FOR OUR NOMINEES AND THE OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

         WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING A LATER-DATED GREEN PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO PIRATE CAPITAL GROUP OR TO THE SECRETARY OF THE COMPANY.

         HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A GREEN PROXY CARD EVEN IF YOUR SHARES ARE SOLD AFTER THE RECORD DATE.

         IF YOU PURCHASED SHARES AFTER THE RECORD DATE AND WISH TO VOTE THOSE SHARES AT THE 2006 ANNUAL MEETING, YOU SHOULD OBTAIN A GREEN PROXY CARD FROM THE SELLER OF THOSE SHARES.

         IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE AND RETURN ON YOUR BEHALF THE GREEN PROXY CARD AS SOON AS POSSIBLE.

         Pirate Capital Group has retained D.F. King & Co., Inc. ("D.F. King") to assist in communicating with shareholders in connection with the proxy solicitation and to assist in efforts to obtain proxies. If you have any questions about executing your GREEN proxy or require assistance, please call:

                              D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                         Call Toll-Free: (888) 887-0082
             Banks and Brokerage Firms Call Collect: (212) 269-5550

                 REASONS FOR PIRATE CAPITAL GROUP'S SOLICITATION

         Pirate Capital Group has been a long term investor of GenCorp, since August 2004, and is currently the second largest shareholder, beneficially owning approximately 8.4% of the outstanding Shares. We are asking for your vote in order to elect our three Nominees, David A. Lorber, Todd R. Snyder and Robert
C. Woods, to the Board. Our Nominees are committed to closely monitoring and promoting the accountability of senior management, advocating corporate governance improvements and encouraging and overseeing efforts to maximize shareholder value. Pirate Capital Group believes that the following examples demonstrate shortfalls on the part of GenCorp in these three areas:

          o Pirate Capital Group is concerned with the Company's poor financial performance under the current management team since Terry Hall became president and chief executive officer of GenCorp in July 2002 and chairman of the board of directors in December 2003. For example, the Company reported shareholders' equity of $360 million for fiscal 2002, $428 million for fiscal 2003 and $141 million for fiscal 2004, dropping to a deficit of $73 million for fiscal 2005. This represents a decrease in shareholders' equity of over $430 million during the Terry Hall regime, and of over $500 million from the peak in fiscal 2003. During this same time period, the Company's bottom line plummeted from net income of $30 million for fiscal 2002, to net income of $22 million for fiscal 2003, to a net loss of $398 million for fiscal 2004 and a net loss of $230 million for fiscal 2005.

          o Pirate Capital Group believes that the Board should immediately implement corporate governance reforms, including the annual election of directors, elimination of the Company's poison pill and separation of the role of chairman of the board of directors from chief executive officer. This is why Jolly Roger previously submitted its proposal to declassify the Board, which it viewed as an appropriate first step toward improved corporate governance. The Board's opposition to this proposal reflects the incumbent directors' refusal to subject themselves to annual accountability to shareholders.

          o Pirate Capital Group is concerned with the Company's recent history of failing to deliver shareholder value that measures up even to the Company's own stated expectations. These initiatives, which we believe to be value-destroying, include the following:

               o In the second quarter of fiscal 2004, the Company announced its intention to sell its GDX Automotive business unit and, in connection with the proposed sale, wrote down the value of the related assets by $261 million. In the third quarter of fiscal 2004, the Company announced that it had sold this division for $147 million and, in connection with the sale, took an additional $18 million write-down.

               o In the third quarter of fiscal 2004, the Company announced its intention to sell its Aerojet Fine Chemicals business unit and classified the business unit as a discontinued operation. Management indicated that investors should expect a sales price of approximately $120 million to $150 million (eight to ten times the business unit's $15 million of earnings before interest, income taxes, depreciation and amortization). On July 13, 2005, the Company announced that it would sell this business unit for $119 million. Ultimately, after the deal was changed in October 2005, the Company announced the sale of this business unit for $114 million. The loss on the sale of this business unit during fiscal 2005 was $29 million, which includes the write-off of a $26 million note received in the transaction. The Company has stated that it may be paid up to $5 million based on an earnout provision contained in the purchase agreement, and that it will record future income on the note and any contingent payment when and if realized. To make matters worse, the Company spent in excess of $38 million on this business unit after classifying it as a discontinued operation and before the sale, of which only $17 million was reimbursed pursuant to the purchase agreement.

          Pirate Capital Group believes that it is time for shareholders to have representatives in the boardroom who were nominated by shareholders for the purposes of, and who are committed to, working to address the following three factors: (1) promoting the accountability of senior management, (2) advocating corporate governance improvements and (3) encouraging and overseeing efforts to maximize shareholder value. Pirate Capital Group's Nominees have significant real estate, operational and financial backgrounds and are well suited to work with and monitor GenCorp and its management. No assurance can be made, however, that the election of our Nominees will maximize value. Although our Nominees do not have specific plans as to the best way to maximize shareholder value, we believe that, given their strong backgrounds, our Nominees will bring valuable insights to the Company that will help facilitate potential strategic transactions and enhance the long term value of GenCorp. If elected to the Board, the Pirate Capital Group nominees will not accept the status quo.

                         BACKGROUND TO THE SOLICITATION

         Pirate Capital Group has been a long term investor in GenCorp since August 2004 and is currently the beneficial owner of 4,674,200 Shares, representing approximately 8.4% of the issued and outstanding Shares. The following is a chronology of events leading up to this proxy solicitation:

          o On November 13, 2004, Pirate Capital delivered a letter to the Board expressing its concern with certain of the Company's announced financing initiatives and asked the Board to reform the corporate governance policies of the Company.

          o On October 28, 2005, Jolly Roger sent a letter to GenCorp pursuant to Rule 14A-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), setting forth its shareholder proposal to declassify the Board. The shareholder proposal is included in GenCorp's 2006 proxy materials and in this proxy statement under Proposal No. 2.

          o On January 13, 2006, Jolly Roger, in accordance with the purported requirement set forth in GenCorp's proxy statement for its 2005 annual meeting of shareholders, delivered notice of its intent to nominate David A. Lorber, Todd R. Snyder and Robert C. Woods for election as directors at the 2006 Annual Meeting. Pirate Capital Group believes that Jolly Roger has fully complied with any applicable advance notice requirements and that no additional information is required for Jolly Roger to proceed with the nomination of our Nominees, or for Pirate Capital Group to proceed with the solicitation of proxies in furtherance of the election of our Nominees and the approval of the other two proposals.

          o On or around January 26, 2006, Pirate Capital received a letter from GenCorp stating that GenCorp plans to oppose the shareholder proposal to declassify the Board.

          o On January 27, 2006, Jolly Roger delivered a letter to GenCorp demanding the right, pursuant to Ohio law, to review a complete list of GenCorp's shareholders and other related corporate records, and obtain a copy thereof, in order to allow Pirate Capital Group to communicate with GenCorp's shareholders on matters relating to their interest as shareholders and to facilitate this proxy solicitation. Certain of this material has since been provided.

          o On February 21, 2006, Pirate Capital Group commenced litigation in the Court of Common Pleas, Cuyahoga County, Ohio, seeking declaratory and injunctive relief to prevent GenCorp from seeking to invoke the Ohio Control Share Acquisition Act in an effort to defeat this proxy solicitation. GenCorp has indicated to Pirate Capital Group that it believes that this statute prohibits Pirate Capital Group from purchasing additional GenCorp shares once it has acquired a certain number of proxies. GenCorp has stated in its proxy materials and in its court filing, however, that it does not believe, and that it has not asserted, that this statute prohibits the solicitation of proxies. Based upon information published by GenCorp, Pirate Capital Group does not believe that the statute may be invoked by GenCorp for any purpose. A motion for preliminary injunctive relief was filed by Pirate Capital Group on March 6, 2006. GenCorp filed its opposition to that motion on March 13, 2006, together with a motion to dismiss the action. Pirate Capital Group anticipates that further filings will be made as the litigation progresses.

During this time, representatives of Pirate Capital Group had discussions from time to time with representatives of the Company regarding matters of board composition, corporate governance and strategic direction, but were unable to reach any resolutions.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board is currently composed of ten directors divided into three classes serving staggered three-year terms. Pirate Capital Group understands that the term of the following directors of the Board - J. Gary Cooper, Steven
G. Rothmeier and R. Franklin Balotti - expires at the 2006 Annual Meeting. Pirate Capital Group understands that the Board has nominated these incumbent directors for re-election at the 2006 Annual Meeting. Pirate Capital Group is seeking your support at the 2006 Annual Meeting to elect our Nominees, David A. Lorber, Todd R. Snyder and Robert C. Woods, in opposition to GenCorp's slate of nominees.

     REASONS WHY PIRATE CAPITAL GROUP IS CHALLENGING THE INCUMBENT DIRECTORS

         Pirate Capital Group has been a long term investor of GenCorp, since August 2004, and is currently the second largest shareholder, beneficially owning approximately 8.4% of the outstanding Shares. As such, we believe that OUR INTERESTS AS SHAREHOLDERS ARE CLOSELY ALIGNED WITH YOURS.

          Pirate Capital Group, as the second largest shareholder of GenCorp, has a vested financial interest in seeing that shareholder value is maximized. Unlike your current Board, which does not have a substantial ownership stake in the Company, WE ARE A SIGNIFICANT SHAREHOLDER. IF ELECTED, OUR NOMINEES ARE COMMITTED TO WORKING TO ADDRESS MANAGEMENT ACCOUNTABILITY, CORPORATE GOVERNANCE REFORM AND MAXIMIZATION OF VALUE FOR ALL SHAREHOLDERS.

          There can be no assurance that the actions our Nominees intend to take as described in this proxy statement will be implemented if they are elected or that the election of our Nominees will improve the Company's corporate governance or otherwise enhance shareholder value. Your vote to elect our Nominees does not constitute a vote in favor of our corporate governance goals for GenCorp. The election of our Nominees will have the legal effect of replacing three incumbent directors of the Company with our Nominees. If elected, our Nominees will have fiduciary duties to all shareholders and, accordingly, may not act in accordance with the views and wishes of Pirate Capital Group. Our Nominees own no Shares.

         If elected to the Board, our Nominees will constitute a minority of the current ten members of the Board. Under the Company's Amended Bylaws, a majority of the Board constitutes a quorum for the transaction of business, and the act of a majority of the Board present at a Board meeting at which a quorum is present shall be the act of the Board. Accordingly, our Nominees, if elected, would not be able to take Board action at a meeting of the full Board without the support of at least three other directors. If elected, our Nominees will advocate management accountability, corporate governance reform and maximization of value for all shareholders.

                         PIRATE CAPITAL GROUP'S NOMINEES

         The following information sets forth the name, age, business address, present principal occupation and employment and material occupations, positions, offices or employments for the past five years of each of Pirate Capital Group's three Nominees.

         David A. Lorber, 27. Mr. Lorber has been a Director and Senior Investment Analyst at Pirate Capital since October 2003. Prior to joining Pirate Capital, Mr. Lorber was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from September, 2001 to May, 2003. Prior to that, Mr. Lorber held an Associate position at Cushman & Wakefield, Inc. Mr. Lorber earned his B.S. from Skidmore College in 2000. The principal business address of Mr. Lorber is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

         Todd R. Snyder, 43. Mr. Snyder has been a Managing Director of Rothschild Inc., an international investment banking and financial advisory firm, since March, 2000. Before joining Rothschild, Mr. Snyder was a Managing Director and earlier held other positions in the Restructuring and Reorganization group at Peter J. Solomon Company. Prior to joining Peter J. Solomon Company, Mr. Snyder was a Managing Director at KPMG Peat Marwick in the Corporate Recovery group. Prior to his move to investment banking, Mr. Snyder practiced law in the Business Reorganization department of Weil, Gotshal & Manges. Mr. Snyder graduated with honors from Wesleyan University and received a Juris Doctor from the University of Pennsylvania Law School. Mr. Snyder's principal business address is 1251 Avenue of the Americas, 51st floor, New York, New York 10020.

         Robert C. Woods, 54. Mr. Woods has been an Investment Banker at Cornerstone Capital Advisors, a real estate investment bank, since 1987. From 1983 to the present, Mr. Woods has also been a real estate developer for Palladian Partners, a real estate development company. At both Cornerstone and Palladian, Mr. Woods' experience includes developing and financing master planned communities. From 1980 to 1983 he was a Project Manager and Vice President of Development for Hines Interests LLC, a real estate development company, and from 1979 to 1980 Mr. Woods was a Project Manager for Trammell Crow, a real estate development company. Mr. Woods was also a consulting professor of real estate finance at Stanford University from 2000 to 2005. Mr. Woods holds an MBA from the College of William and Mary and other advanced degrees from Stanford University, and is a Chartered Financial Analyst. Mr. Woods' principal business address is 27900 Altamont Circle, Los Altos Hills, California 94022. Pirate Capital Group believes that Mr. Woods qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

         For additional information regarding our Nominees, please see Appendix I to this proxy statement. The information above and in Appendix I has been furnished to Pirate Capital Group by our Nominees.

         Our Nominees will not receive any compensation from Pirate Capital Group for their service as directors of the Company if elected. If elected, our Nominees will be entitled to such compensation from the Company as is consistent with the Company's past practice for non-employee directors, which is described in the Company's proxy statement in connection with the 2006 Annual Meeting.

         Except as disclosed in this proxy statement (including the Appendix attached hereto), none of our Nominees, Pirate Capital Group or any of their affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2006 Annual Meeting.

         Pirate Capital Group does not expect that any of our Nominees will be unable to stand for election, but, in the event that any of them is unable to serve or for good cause will not serve, the Shares represented by the enclosed GREEN proxy card will be voted for substitute nominees of Pirate Capital Group. Pirate Capital Group reserves the right to nominate substitute or additional persons as nominees for any reason, including in the event that (1) the Board is expanded beyond its current size and/or (2) any of our Nominees is unable for any reason, to the extent permitted by applicable law, including by reason of the taking or announcement of any action by the Company that has, or if consummated would have, the effect of disqualifying any such Nominee to serve as a director.

                            AGREEMENTS WITH NOMINEES

         Pirate Capital Group has entered into a letter agreement (the "Nominee Agreement") with each Nominee with respect to his seeking election as a director of GenCorp at the 2006 Annual Meeting. The Nominee Agreement provides, among other things, as follows:

          o Each Nominee has acknowledged that he has agreed to stand for election as a director of GenCorp in connection with this proxy solicitation and to serve as a director of the Company if elected.

          o Pirate Capital Group has agreed, subject to its right to seek reimbursement from the Company, to pay all costs of this proxy solicitation.

          o Pirate Capital Group has agreed, subject to limited exceptions, to indemnify and hold each Nominee harmless from and against any and all losses, claims, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements incurred in connection with such Nominee serving as a candidate for election to the Board.

         WE URGE YOU TO VOTE FOR THE ELECTION OF DAVID A. LORBER, TODD R. SNYDER AND ROBERT C. WOODS.

                                 PROPOSAL NO. 2

                      ELIMINATE CLASSIFICATION OF THE BOARD

         On October 28, 2005, Jolly Roger delivered a letter to the Company submitting a proposal for inclusion in the Company's proxy statement at the 2006 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act. The proposal requests that the Board take the steps necessary to eliminate the classification of the Board and to require that all directors stand for election annually. GenCorp's Articles of Incorporation currently provide that the Board be divided into three classes having staggered three-year terms.

         In accordance with Rule 14a-8, Jolly Roger submitted to the Company the following resolution and supporting statement that the Company is also required to include in its proxy statement for approval at the 2006 Annual Meeting:

         RESOLUTION

         BE IT RESOLVED, that the shareholders of the Company hereby request that the Board of Directors take the necessary steps to declassify the Board of Directors so that all directors are elected on an annual basis, beginning at the 2007 annual meeting.

         SUPPORTING STATEMENT

         Jolly Roger believes that the annual election of all directors encourages board accountability to its shareholder constituents. Currently, the Board of Directors of GenCorp Inc. is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interest of all shareholders because a classified board protects the incumbency of the Board of Directors, which in turn dilutes the voice of shareholders and limits board accountability to shareholders. In the current corporate governance environment, investors, interest groups and regulators have shed a new light on the importance of sound corporate governance policies. The elimination of classified boards is one step toward improved corporate governance at GenCorp. The elimination of the staggered board would require each director to stand for election annually. We believe that such annual accountability would serve to keep directors closely focused on performance and in maximizing shareholder value.

         For a greater voice in the corporate governance of GenCorp, board accountability, and the annual election of our Board of Directors we ask shareholders to vote YES on this proposal.

         WE URGE YOU TO VOTE FOR JOLLY ROGER'S RESOLUTION RECOMMENDING THAT THE GENCORP BOARD TAKE THE NECESSARY STEPS TO DECLASSIFY THE BOARD.

         By letter dated January 26, 2006, the Company informed Jolly Roger that it intends to oppose this corporate governance proposal.

         The proposed resolution is non-binding on the Board, even if approved by shareholders. While not binding on the Board, Pirate Capital Group believes that the adoption of this resolution would send a clear message to the Board that shareholders are in favor of eliminating the classified board and providing for annual election of all members of the Board. In order to implement this proposal, the Board must pass a resolution to amend the Company's Articles of Incorporation, and then must submit the matter to shareholders for adoption as a binding proposal at a duly called annual or special meeting of shareholders.

                                 PROPOSAL NO. 3

                   RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

          According to the Company's proxy statement, the Company is soliciting proxies to ratify the Board's appointment of PricewaterhouseCoopers LLP as GenCorp's independent auditors for fiscal 2006. Please refer to the Company's proxy statement under "Ratification of the Appointment of Independent Auditors" for a detailed discussion of this proposal. Pirate Capital Group does not object to the ratification of the Board's appointment of PricewaterhouseCoopers LLP as GenCorp's independent auditors.

                     PARTICIPANTS IN SOLICITATION OF PROXIES

         In addition to our Nominees, members of Pirate Capital Group may be deemed to be "participants" in this proxy solicitation as such term is defined in Schedule 14A promulgated under the Exchange Act.

         Jolly Roger, a Delaware limited partnership and an investment fund, is the record owner of 100 Shares, and a beneficial owner of an additional 793,400 Shares. Pirate Capital, a Delaware limited liability company whose principal business is providing investment management services, is the general partner of Jolly Roger. Thomas R. Hudson Jr., a United States citizen, is the Managing Member of Pirate Capital. Pirate Capital is also the investment advisor to, and Mr. Hudson is a director of, Jolly Roger Offshore Fund LTD, a British Virgin Islands company and an investment fund, and Jolly Roger Activist Portfolio Company LTD, a Cayman Islands exempted company and an investment fund, which are the beneficial owners, respectively, of 2,731,900 and 1,053,100 Shares. Pirate Capital is also the investment advisor to Mint Master Fund Ltd., a British Virgin Islands private fund and an investment fund, which is the beneficial owner of 95,700 Shares. Pirate Capital and Mr. Hudson, as the managing member of Pirate Capital, are considered to be the beneficial owners of the 4,674,200 Shares that are collectively owned by these investment funds. The principal business address for Pirate Capital Group is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

         All transactions in the securities of GenCorp effected within the past two years by the Participants are contained in Appendix I to this proxy statement. For additional information regarding the Participants, please see Additional Participant Information.

         Pirate Capital Group has retained D.F. King to serve as an advisor and to provide consulting and analytic services and solicitation services in connection with this proxy solicitation. D.F. King is a proxy service company. It mails documents to shareholders, responds to shareholder questions and solicits shareholder votes for many companies. Pirate Capital Group anticipates that certain of its and D.F. King's regular employees may communicate by mail, courier services, Internet, advertising, telephone, facsimile or in person with institutions, brokers or other persons that are shareholders of the Company for the purpose of assisting in the solicitation of proxies. Employees of Pirate Capital Group will receive no additional consideration if they assist in the solicitation of proxies. D.F. King does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this proxy solicitation or that Schedule 14A requires the disclosure of certain information concerning D.F. King. The business address of D.F. King is 48 Wall Street, 22nd Floor, New York, New York 10005.

            OTHER MATTERS TO BE CONSIDERED AT THE 2006 ANNUAL MEETING

         Other than the proposals addressed in this proxy statement, Pirate Capital Group is unaware of any other matters to be considered at the 2006 Annual Meeting. Should other matters that Pirate Capital Group is not aware of a reasonable period of time before this solicitation be brought before the 2006 Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

                                PROXY INFORMATION

         The enclosed GREEN proxy card may be executed only by holders of record of Shares on the Record Date. If you were a shareholder of record on the Record Date, you will retain your voting rights at the 2006 Annual Meeting even if you sell your Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote your Shares on the GREEN proxy card, even if you sell your Shares after the Record Date.

         The Shares represented by each GREEN proxy card that is properly executed and returned to Pirate Capital Group will be voted at the 2006 Annual Meeting in accordance with the instructions marked thereon, and will be voted in the discretion of the persons names as proxies on whatever other matters may properly come before the 2006 Annual Meeting. Executed but unmarked GREEN proxies will be voted FOR the election of our Nominees as directors and FOR the approval of the other proposals set forth in this proxy statement.

         If you hold your Shares in the name of one or more brokerage firms, banks or nominees, only they can vote your Shares and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GREEN proxy card representing your Shares to be signed and returned. Pirate Capital Group urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to us at Pirate Capital Group c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

                              REVOCATION OF PROXIES

         Any shareholder who has mailed a WHITE proxy card to the Company may revoke it before it is voted by mailing a duly executed GREEN proxy card to Pirate Capital Group c/o D.F. King & Co.,

Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, bearing a date LATER than the WHITE proxy card delivered to the Company prior to its exercise. Proxies may also be revoked at any time prior to exercise by: (i) attending the 2006 Annual Meeting and voting in person (although attendance at the 2006 Annual Meeting will not in and of itself constitute revocation of a proxy) or (ii) delivering written notice of revocation. The revocation may be delivered either to Pirate Capital Group c/o D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, New York 10005, or to the corporate secretary of the Company at P.O. Box 537012, Sacramento, California 95853-7012, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, Pirate Capital Group requests that either the original or a copy of any revocation be mailed to Pirate Capital Group c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, so that Pirate Capital Group will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of our Nominees as directors and the other proposals set forth herein have been received. Pirate Capital Group may contact shareholders who have revoked their proxies.

         IF YOU PREVIOUSLY EXECUTED AND RETURNED A PROXY CARD TO THE COMPANY, PIRATE CAPITAL GROUP URGES YOU TO REVOKE IT BY SIGNING, DATING AND MAILING THE GREEN PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES.

                                QUORUM AND VOTING

         Based on the Company's proxy statement for the 2006 Annual Meeting, there were 55,709,423 Shares outstanding and entitled to vote on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the 2006 Annual Meeting. Shareholders of the Company will not have rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the 2006 Annual Meeting.

         The presence, in person or by proxy, of holders of Shares representing a majority of the votes entitled to be cast at the 2006 Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the 2006 meeting. Assuming a quorum is present or otherwise represented at the 2006 Annual Meeting, the election of our Nominees requires the affirmative vote of a plurality of the Shares represented and entitled to vote at the 2006 Annual Meeting. Assuming a quorum is present or otherwise represented at the 2006 Annual Meeting, each of the other proposals set forth in this proxy statement will be approved if shareholders representing a greater number of Shares vote in favor of the applicable proposal than against it. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election, the vote to declassify the Board or the vote on the ratification of the appointment of the independent auditors. Abstentions and broker non-votes will have not effect on these proposals since such actions do not represent votes cast on these proposals. Your vote is extremely important. We urge you to mark, sign, date and return the enclosed GREEN proxy card to vote FOR the other proposals set forth thereon.

         As indicated above, Jolly Roger's proposal to declassify the Board constitutes a non-binding recommendation by the Company's shareholders to the Board. Thus, even if the shareholders adopt the resolution, the Board would not be required to take the recommended action and there can be no assurance that the Board will consider the proposal.

                         COST AND METHOD OF SOLICITATION

         Pirate Capital Group has retained D.F. King to serve as an advisor and to provide consulting and analytic services and solicitation services in connection with this proxy solicitation. For these services,

D.F. King is to receive a fee of up to approximately $75,000, plus reimbursement for its reasonable out-of-pocket expenses. Pirate Capital Group has agreed to indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. Proxies may be solicited by mail, courier services, Internet, advertising, telephone, facsimile or in person. It is anticipated that D.F. King will employ approximately 50 people to solicit proxies from shareholders for the 2006 Annual Meeting. In addition, it is anticipated that certain employees of Pirate Capital Group would participate in the solicitation of proxies in support of the nomination. The business address of each D.F. King or Pirate Capital Group employee would be the same as that of his or her respective employer. Although no precise estimate can be made at the present time, the total expenditures in furtherance of, or in connection with, the solicitation of shareholders is estimated to be $500,000 in total. As of the date hereof, Pirate Capital has incurred approximately $200,000 of solicitation expenses.

         Costs related to this solicitation of proxies, including expenditures for attorneys, accountants, public relations and financial advisors, proxy solicitors, advertising, printing, transportation and related expenses will be borne by Pirate Capital Group. To the extent legally permissible, Pirate Capital Group will seek reimbursement from the Company for those expenses if the any of our Nominees is elected or if Jolly Roger's corporate governance proposal is approved. Pirate Capital Group does not currently intend to submit the question of such reimbursement to a vote of the shareholders.

                             ADDITIONAL INFORMATION

         Certain information regarding the compensation of directors and executive officers, the securities of the Company held by the Company's directors, nominees, management and 5% shareholders and certain other matters regarding the Company's officers and directors is required to be contained in the Company's proxy statement. Certain other information regarding the 2006 Annual Meeting, as well as procedures for submitting proposals for consideration at the 2007 annual meeting of shareholders, is also required to be contained in the Company's proxy statement. Please refer to the Company's proxy statement under "Election of Directors" to review this information. Pirate Capital Group does not make any representation as to the accuracy or completeness of the information contained in the Company's proxy statement.

         Pirate Capital Group has filed with the Securities and Exchange Commission (the "SEC") a statement on Schedule 13D, which contains information in addition to that furnished herein. The Schedule 13D, including amendments thereto, may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

         IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CALL:

                              D.F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                         Call Toll-Free: (888) 887-0082
             Banks and Brokerage Firms Call Collect: (212) 269-5550

                       ADDITIONAL PARTICIPANT INFORMATION

         Except as set forth in this proxy statement or in the Appendix attached hereto, to the best knowledge of Pirate Capital Group:

                  (i) no Participant owns any securities of the Company or any parent or subsidiary of the Company, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Company within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Company;

                  (ii) no Participant has borrowed or otherwise obtained any funds for the purpose of acquiring or holding any securities of the Company;

                  (iii) no Participant or any associate of any Participant has any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates or (b) with respect to future transactions to which the Company or any of its affiliates will or may be a party;

                  (iv) no Participant or any associate of any Participant has engaged in or had a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000;

                  (v) no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies;

                  (vi) no Participant has any arrangement or understanding with any person pursuant to which a nominee for director is proposed to be elected;

                  (vii) none of the corporations or organizations in which any of the Participants is conducting or has conducted his principal occupation or employment during the past five years is a parent, subsidiary or other affiliate of the Company;

                  (viii) there is no family relationship (as defined in Section 401(d) of Regulation S-K) between any of our Nominees and (a) any other Nominee or (b) any director of the Company, executive officer of the Company or person nominated by the Company to become a director or executive officer;

                  (ix) there is no event that occurred during the past five years with respect to any of our Nominees required to be described under Item 401(f) of Regulation S-K;

                  (x) there are no relationships involving any of our Nominees or any of their associates that would have required disclosure under
         Item 402(j) of Regulation S-K had our Nominees been directors of the Company;

                  (xi) no Nominee or any associate of a Nominee is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material proceeding;

                  (xii) no Nominee has any business relationship that is required to be disclosed pursuant to Item 404(b) of Regulation S-K;

                  (xiii) no Participant or any associate of a Participant has, since the beginning of the Company's last fiscal year, been indebted to the Company or any of its subsidiaries in an amount in excess of $60,000;

                  (xiv) no Nominee has ever served on the Board or been employed by the Company, and no Nominee or any associate of any Nominee has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to other plans or other compensation from, or related to, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K;

                  (xv) no Participant has any substantial interest, direct or indirect, in any matter to be acted upon proposed in this proxy statement aside from its interest as a shareholder of the Company; and

                  (xvi) no Participant has, during the past 10 years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

         For the purposes of the foregoing, the term "associates" shall have the meaning as that term is defined in Rule 14a-1 of Regulation 14A under the Exchange Act.

                                   APPENDIX I

 SHARES OF COMMON STOCK OF THE COMPANY BOUGHT OR SOLD BY THE PARTICIPANTS IN THE
                                 LAST TWO YEARS

          Set forth below are the dates and amounts of each Participant's purchases and sales of Company common stock within the past two years. Sales are indicated (in parentheses). David A. Lorber, Todd R. Snyder and Robert C. Woods have not purchased or sold any Company common stock within the past two years. None of the Participants have purchased or sold any other securities of the Company within the past two years.

JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD

           TRADE DATE                          QUANTITY
           ----------                          --------
           2006-01-04                           100,000
           2006-01-05                           159,000
           2006-01-06                           235,900
           2006-01-09                            85,300
           2006-01-30                           200,000
           2006-01-31                           263,200
           2006-02-01                             9,700

JOLLY ROGER FUND LP

           TRADE DATE                          QUANTITY
           ----------                          --------
           2004-08-30                               500
           2004-09-02                            13,000
           2004-09-17                            10,000
           2004-09-20                            30,000
           2004-09-23                            21,500
           2004-09-30                             5,000
           2004-10-05                            18,700
           2004-10-06                             5,400
           2004-10-07                            20,000
           2004-10-08                            30,900
           2004-10-12                            25,000
           2004-10-20                            35,700
           2004-10-21                             7,700
           2004-10-22                            50,000
           2004-10-25                            25,000
           2004-10-29                            10,000
           2004-11-02                             5,000
           2004-11-03                            75,000
           2004-11-04                            26,100
           2004-11-05                            17,700
           2004-12-13                            25,000
           2004-12-14                             5,000
           2005-01-11                            25,000
           2005-04-07                           (48,100)
           2005-09-22                             1,000
           2005-10-10                             7,500
           2005-12-07                            20,000
           2006-01-23                            29,700
           2006-02-02                           111,800
           2006-02-09                           114,300
           2006-02-17                            70,100

JOLLY ROGER OFFSHORE FUND LTD

           TRADE DATE                          QUANTITY
           ----------                          --------
           2004-08-30                               500
           2004-09-02                            16,200
           2004-09-17                            15,000
           2004-09-20                            50,000
           2004-09-23                             7,000
           2004-09-27                            10,000
           2004-09-28                             6,000
           2004-09-29                            16,200
           2004-09-30                            13,000

           TRADE DATE                          QUANTITY
           ----------                          --------
           2004-10-05                            25,000
           2004-10-06                            15,700
           2004-10-07                            41,000
           2004-10-11                            45,900
           2004-10-13                            35,000
           2004-10-14                             1,800
           2004-10-19                            15,000
           2004-10-20                            28,200
           2004-10-21                            31,800
           2004-10-22                            47,000
           2004-10-25                            25,000
           2004-10-26                            20,800
           2004-11-01                             7,100
           2004-11-02                            75,000
           2004-11-03                           125,000
           2004-11-05                            10,000
           2004-12-02                               500
           2004-12-06                            60,000
           2004-12-07                            52,900
           2004-12-09                            30,000
           2004-12-10                            35,000
           2004-12-14                             8,000
           2005-01-11                            50,000
           2005-03-31                            75,000
           2005-04-07                            53,000
           2005-04-19                             6,000
           2005-04-20                            15,000
           2005-04-25                             5,000
           2005-04-26                             8,000
           2005-04-27                            19,500
           2005-04-28                             5,000
           2005-04-29                            75,100
           2005-05-02                            35,000
           2005-05-03                             1,300
           2005-05-04                            25,000
           2005-05-05                             5,000
           2005-05-10                            30,000
           2005-05-12                            40,000
           2005-05-26                               500
           2005-05-31                            10,100
           2005-06-01                            56,000
           2005-06-21                            19,000
           2005-07-06                            64,400
           2005-07-07                           194,900
           2005-08-05                            10,700
           2005-08-12                            15,000
           2005-08-19                             9,000
           2005-08-23                               200
           2005-08-24                             7,000
           2005-08-25                               400
           2005-08-26                             1,400
           2005-08-31                             4,700
           2005-09-22                             4,000
           2005-09-29                            10,000
           2005-10-25                             1,100
           2005-10-27                             6,900
           2005-10-31                            10,000
           2005-11-08                             1,100
           2005-11-14                            10,000
           2005-11-16                            47,600
           2005-11-17                             4,800
           2005-11-18                            61,200
           2005-11-21                            50,000
           2005-11-23                            16,500
           2005-11-29                            49,300
           2005-11-30                            15,300
           2005-12-02                            46,600
           2005-12-05                            30,500
           2005-12-06                            25,000
           2005-12-07                            80,000

           TRADE DATE                          QUANTITY
           ----------                          --------
           2005-12-08                            47,800
           2005-12-09                             2,200
           2005-12-12                             6,800
           2005-12-13                            38,100
           2005-12-14                           128,200
           2005-12-15                            40,500
           2005-12-19                            46,400
           2005-12-20                             5,900
           2005-12-22                            13,100
           2005-12-27                            25,000
           2005-12-28                               400
           2005-12-29                            35,500
           2005-12-30                            32,000
           2006-01-03                            53,700
           2006-01-18                            56,400
           2006-01-19                            19,200

MINT MASTER FUND LTD.

           TRADE DATE                          QUANTITY
           ----------                          --------
           2004-09-29                             5,000
           2004-10-15                            30,700
           2004-10-20                            10,000
           2004-11-16                           100,000
           2005-03-17                           (50,000)

                                    IMPORTANT

Please review this proxy statement and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1. If your shares are registered in your own name, please sign, date and mail the enclosed GREEN proxy card to D.F. King & Co., Inc., in the postage-paid envelope provided today.

2. If you have previously signed and returned a proxy card to GenCorp, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to GenCorp by signing, dating and mailing the enclosed GREEN proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2006 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2006 Annual Meeting to D.F. King & Co., Inc., or by voting in person at the 2006 Annual Meeting.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GREEN proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GREEN proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GREEN proxy card to be issued representing your shares.

4. After signing the enclosed GREEN proxy card, do not sign or return GenCorp's proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:



                              D.F. King & Co., Inc.
                                 48 Wall Street
                               New York, NY 10005
                         Call Toll-Free: (888) 887-0082
             Banks and Brokerage Firms Call Collect: (212) 269-5550

PROXY SOLICITED BY PIRATE CAPITAL LLC, JOLLY ROGER FUND LP, JOLLY ROGER OFFSHORE
  FUND LTD, JOLLY ROGER ACTIVIST PORTFOLIO COMPANY LTD, MINT MASTER FUND LTD.
   THOMAS R. HUDSON JR., DAVID A. LORBER, TODD R. SNYDER, AND ROBERT C. WOODS
                            ("PIRATE CAPITAL GROUP")

                     2006 Annual Meeting of Shareholders of
                                  GenCorp Inc.
                                 March 31, 2006

         THE UNDERSIGNED HEREBY APPOINTS THOMAS R. HUDSON JR. AND DAVID A. LORBER, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, AS PROXIES FOR THE UNDERSIGNED AND AUTHORIZES THEM TO REPRESENT AND VOTE, AS DESIGNATED, ALL OF THE SHARES OF COMMON STOCK OF GENCORP INC. (THE "COMPANY" OR "GENCORP") THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF GENCORP, INCLUDING ANY ADJOURNMENTS, POSTPONEMENTS, RESCHEDULINGS OR CONTINUATIONS OF SUCH MEETING OR ANY MEETING HELD IN LIEU THEREOF (THE "2006 ANNUAL MEETING"), FOR THE PURPOSES IDENTIFIED IN THIS PROXY AND WITH DISCRETIONARY AUTHORITY AS TO ANY OTHER MATTERS UNKNOWN TO PIRATE CAPITAL GROUP A REASONABLE PERIOD OF TIME BEFORE THE SOLICITATION THAT MAY PROPERLY COME BEFORE THE 2006 ANNUAL MEETING, INCLUDING SUBSTITUTE NOMINEES IF ANY OF THE NAMED NOMINEES FOR DIRECTOR SHOULD BE UNAVAILABLE TO SERVE FOR ELECTION, IN ACCORDANCE WITH AND AS DESCRIBED IN PIRATE CAPITAL GROUP'S PROXY STATEMENT. THIS PROXY HAS BEEN SOLICITED BY PIRATE CAPITAL GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD").

         IF YOU VALIDLY EXECUTE AND RETURN THIS PROXY CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED FOR SUCH PROPOSALS (EXCEPT YOU WILL NOT BE DEEMED TO VOTE FOR THE ELECTION OF ANY CANDIDATE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED UNDER PROPOSAL 1). THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO ALL PROPOSALS.

PROPOSAL 1-- To elect David A. Lorber, Todd R. Snyder and Robert C. Woods to the Board.

              FOR  [ ]         WITHHOLD AUTHORITY FOR ALL NOMINEES [ ]

 (INSTRUCTION: IF YOU WISH TO VOTE FOR THE ELECTION OF LESS THAN ALL OF THE NOMINEES, CHECK THE "FOR" BOX ABOVE AND WRITE THE NAME OF THE PERSON(S) YOU DO NOT WISH TO ELECT IN THE FOLLOWING SPACE: ____________________________________.)

PIRATE CAPITAL GROUP STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 2-- To request that the Board take the necessary steps to declassify the Board so that all directors are elected on an annual basis beginning with the 2007 annual meeting of shareholders.

              FOR  [ ]         AGAINST [ ]        ABSTAIN [ ]

PIRATE CAPITAL GROUP STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 3-- To ratify PricewaterhouseCoopers LLP as GenCorp's independent auditors for fiscal 2006.

              FOR  [ ]         AGAINST [ ]        ABSTAIN [ ]

Pirate Capital Group does not object to shareholders voting for Proposal 3.

--------------------------------------------------------------------------------

                                                   IMPORTANT: THIS PROXY MUST BE
                                                   SIGNED TO BE VALID.

                                                   Dated:

                                                   -----------------------------

                                                   Signature

                                                   -----------------------------

                                                   Title or Authority

                                                   -----------------------------

                                                   Signature (if held jointly)

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

               PLEASE SIGN AND DATE THIS PROXY BEFORE MAILING THE
                  PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.